UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 12, 2023

Sunlight Financial Holdings Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39739	85-2599566
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

101 North Tryon Street, Suite 1000, Charlotte, NC 28246
(Address of principal executive offices, including zip code)

(888) 315-0822
(Registrant’s telephone number, including area code)

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Class A Common Stock, par value $0.0001 per share	SUNL	New York Stock Exchange
Warrants, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50 per share	SUNL.WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company		☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with
any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.		☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 9, 2023, in connection with the service of Mr. Emil W. Henry, Jr. (“Mr. Henry”) and Brad Bernstein (“Mr. Bernstein”) on the Board of Directors (the “Board”) of Sunlight Financial Holdings Inc. (the “Company”) for the year ended December 31, 2022 (the “2022 Service”), the remaining cash payment of $10,869.52 owed for the 2022 Service to Tiger Infrastructure Partners LP (“Tiger”) and FTV Management Company, L.P. (“FTV”), pursuant to terms of the Director Fee Agreements (the “Director Fee Agreements”) by and among the Company and each of Mr. Henry and Tiger, on the one hand, and Mr. Bernstein and FTV, on the other hand, became known.

Messrs. Henry and Bernstein do not directly receive any equity or cash in connection with their service on the Board, however, the Director Fee Agreements provide for compensation to Tiger, for Mr. Henry’s service on the Board, and to FTV, for Mr. Bernstein’s service on the Board. Such payments thereunder are comprised of an amount equal to the sum of (a) the cash portion of the director fees (which amount was disclosed in the 2022 Director Compensation Table included in the Company’s Annual Report on Form 10-K filed with the Securities Exchange Commission on May 4, 2023 (the “Form 10-K”)), and (b) a cash payment equal to the fair market value of the equity award on the applicable vesting date, that in each case is otherwise payable to the members of the Board for their participation on the Board for the covered year, or as otherwise provided in the then current outside director compensation policy as approved by the Compensation Committee (the “Equity Cash Value”). The Equity Cash Value became known on the June 9, 2023 vesting date applicable to the equity awards otherwise payable to the members of the Board for their 2022 Board service. Accordingly, pursuant to Item 402(k) of Regulation S-K and Item 5.02(f) of Form 8-K, the total compensation payable for the year ended December 31, 2022 for each of Messrs. Henry and Bernstein, recalculated to include the Equity Cash Value, is set forth below:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Total ($)
Brad Bernstein(1)	$60,869.52	—	$60,869.52
Emil W. Henry, Jr.(2)	$60,869.52	—	$60,869.52

(1) Mr. Bernstein is a managing member of FTV Management V, L.L.C. (“FTV Management V”), which is the general partner of FTV V, L.P. (“FTV V” and together with FTV Management V, the “FTV Group”). Mr. Bernstein does not directly receive any equity or cash in connection with his service as a member of the Board, however, FTV, an affiliate of the FTV Group, receives cash equal to the sum of a) cash paid to other Board members for service on the Board ($50,000 for the fiscal year ended December 31, 2022) and b) cash in lieu of equity paid to other Board members for service on the Board, valued as of, and paid out subsequent to, the vesting date of the equity award for the covered year (e.g., with respect to service for the fiscal year ended December 31, 2022, FTV was paid the cash value equal to 28,604 RSUs on the June 9, 2023 vesting date).

(2) Mr. Henry is the CEO and Founder of Tiger. Mr. Henry does not directly receive any equity or cash in connection with his service as a member of the Board, however, Tiger receives cash equal to the sum of a) cash paid to other Board members for service on the Board ($50,000 for the fiscal year ended December 31, 2022) and b) cash in lieu of equity paid to other Board members for service on the Board, valued as of, and paid out subsequent to, the vesting date of the equity award for the covered year (e.g., with respect to service for the fiscal year ended December 31, 2022, Tiger was paid the cash value equal to 28,604 RSUs on the June 9, 2023 vesting date).

Item 5.08.    Shareholder Director Nominations.

To the extent applicable, the information in Item 8.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.08.

Item 8.01.    Other Events.

2023 Annual Meeting of Stockholders

On June 12, 2023, the Board of the Company determined that the Company’s Annual Meeting of Stockholders (the “Annual Meeting”) will be held on August 11, 2023. The Board also approved July 3, 2023 as the record date for the Annual Meeting. Only stockholders of record at the close of business on that date may attend and vote at the meeting or any adjournment or postponement thereof.

Because the date of the Annual Meeting has changed by more than 30 days from the anniversary of the Company’s 2022 annual meeting of stockholders, the Company has set a new deadline for the receipt of stockholder proposals. In accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), any stockholder proposal intended to be considered for inclusion in the Company’s proxy materials for the Annual Meeting must be delivered to, or mailed to and received at, the Company’s executive offices located at Sunlight Financial Holdings, Inc., 101 North Tryon Street, Suite 1000, Charlotte, North Carolina 28246, Attn: Corporate Secretary, on or before the close of business on June 22, 2023, which the Company has determined to be a reasonable time before it expects to begin to print and distribute its proxy materials for the Annual Meeting. In addition to complying with this deadline, stockholder proposals intended to be considered for inclusion in the Company’s proxy materials for the Annual Meeting must also comply with all applicable SEC rules, including Rule 14a-8 of the Exchange Act, and the Company’s Amended and Restated Bylaws (the “Bylaws”).

To comply with the universal proxy rules under Rule 14a-19 of the Exchange Act, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than June 22, 2023.

Under the Company’s Bylaws, stockholders may also present a proposal or director nomination at the Annual Meeting if advance written notice is timely given to the Company, in accordance with the Bylaws. Because the date of the Annual Meeting will now be held more than 30 days after the anniversary of the 2022 annual meeting of stockholders, the Company is establishing June 22, 2023 as the date by which notice by a stockholder of any such proposal or nomination must be received by the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNLIGHT FINANCIAL HOLDINGS INC.

By:	/s/ Matthew Potere
Matthew Potere
Chief Executive Officer
(Principal Executive Officer)
Date: June 12, 2023